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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-105754 of our report dated August 27, 2002 relating to the financial statements of Interface Data Systems, Inc. for the year ended June 29, 2002.


/s/ Nelson Lambson & Co., PLC

NELSON LAMBSON & CO., PLC


Mesa, Arizona
June 30, 2003